SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
July 31, 2008
(Date of earliest event reported)
SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16493 (Commission File Number)	94-2951005 (I.R.S. Employer Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)
Registrant’s telephone number, including area code: (925) 236-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03. Amendment to Bylaws
On July 31, 2008, the Sybase, Inc. Board of Directors amended the Corporation’s Bylaws to expand the information required to be provided by any stockholder who submits a nomination for election to the Board of Directors or a stockholder proposal for consideration at an annual meeting of stockholders.
The amendments to Section 2.5(i) and (iii) of the Bylaws require a stockholder submitting a nomination or proposal, including a director nomination, to disclose legal or beneficial ownership of all shares in the Corporation’s stock, whether the stockholder has hedged its ownership of, or entered into any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares. The amendments also require disclosure of any agreements the stockholder has with affiliates or third parties concerning the stockholder proposal or director nomination and require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each director nominee as well as a questionnaire completed by each director nominee that requires the nominee to disclose any voting commitments the nominee may have with a third person and commit to comply with the Company’s corporate governance standards if elected.
The preceding is qualified in its entirety by reference to the Corporation’s Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Sybase, Inc. as of July 31, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: August 6, 2008	By:	/s/ Daniel R. Carl
	Name:	Daniel R. Carl
	Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Sybase, Inc. as of July 31, 2008